Exhibit 99.1

Spartan Motors Announces New Corporate Name, ‘The Shyft Group’

New Corporate Name Reflects Next Phase of Business Transformation with Increased Focus on High Growth Commercial, Retail, and Service Specialty Vehicle Markets

NOVI, Mich., June 1, 2020 – Today, Spartan Motors, Inc. (NASDAQ: SPAR) announced its corporate name change to The Shyft Group, Inc. (NASDAQ: SHYF) (“Shyft” or the “Company”), following the divestiture of its Emergency Response (ER) business. As part of the name change, the Company has released a new company logo and has launched a new corporate website at www.theshyftgroup.com. The Shyft Group is headquartered in Novi, Mich.

“For 45 years, the Company has gone to market as Spartan. This new chapter has been well contemplated, it’s aligned with our long-term growth strategy, and it’s one we’re incredibly proud of,” said Daryl Adams, President and Chief Executive Officer, The Shyft Group. “After the divestment of the ER business unit, we went through a months-long process to select the new brand. The Shyft Group represents the pivot in market-focus and the corresponding forward momentum we’ve garnered in the work truck, specialty service, and delivery vehicle markets. As our new name signals, The Shyft Group is nimble, aggressive, and here to win.”

The name, which represents speed, efficiency, agility, and a high-intensity approach, was approved by the Company’s Board of Directors and by a vote of the shareholders. The Company begins trading under the NASDAQ ticker symbol “SHYF”, effective today.

While The Shyft Group will serve as the overarching corporate parent company to the organization’s go-to-market brands, Utilimaster, Royal Truck Body, Strobes-R-Us, Spartan RV Chassis, and Builtmore Contract Manufacturing (formerly Spartan’s contract manufacturing business) will continue to serve customers under their existing brand names.

“I am incredibly proud of our heritage and excited for the possibilities for the new brand. I’d like to extend a thank you to the leadership team and to the Board for their contributions in The Shyft Group’s name selection process,” said Adams. “Together, we selected a brand that represents our intent to be a fast-paced, responsive, and ever-evolving organization. Leveraging market analysis and deep customer insights to drive relevant innovations, we are committed to dramatically impact the way goods and services are delivered today, tomorrow, and into the future.”

For more information, please visit TheShyftGroup.com/launch.

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About The Shyft Group

The Shyft Group (f/k/a Spartan Motors) is the North American leader in specialty vehicle manufacturing, assembly, and upfit for the commercial, retail, and service specialty vehicle markets. Our customers include first-to-last mile delivery companies across vocations, federal, state, and local government entities; the trades; and utility and infrastructure segments. The Shyft Group is organized into two core business units: Shyft Fleet Vehicles and Services and Shyft Specialty Vehicles. Today, its family of brands include Utilimaster, Royal Truck Body, Strobes-R-Us, Spartan RV Chassis, Builtmore Contract Manufacturing, and corresponding aftermarket provisions. The Shyft Group and its go-to-market brands are well known in their respective industries for quality, durability, and first-to-market innovation. The Company employs approximately 2,900 associates across campuses, and operates facilities in Michigan, Indiana, Pennsylvania, South Carolina, Florida, Missouri, California, Arizona, Texas, and Saltillo, Mexico. Learn more about The Shyft Group at www.TheShyftGroup.com.

This release contains several forward-looking statements that are not historical facts, including statements concerning our business, strategic position, financial projections, financial strength, future plans, objectives, and the performance of our products and operations.  These statements can be identified by words such as “believe,” “expect,” “intend,” “potential,” “future,” “may,” “will,” “should,” and similar expressions regarding future expectations.   These forward-looking statements involve various known and unknown risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, and likelihood.  Therefore, actual performance and results may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could contribute to these differences include future developments relating to the COVID-19 pandemic, including governmental responses, supply chain shortages, and potential labor issues; operational and other complications that may arise affecting the implementation of our plans and business objectives; continued pressures caused by economic conditions and the pace and extent of the economic recovery; challenges that may arise in connection with the integration of new businesses or assets we acquire or the disposition of assets; restructuring of our operations, and/or our expansion into new geographic markets; issues unique to government contracting, such as competitive bidding processes, qualification requirements, and delays or changes in funding; disruptions within our dealer network; changes in our relationships with major customers, suppliers, or other business partners, including Isuzu; changes in the demand or supply of products within our markets or raw materials needed to manufacture those products; and changes in laws and regulations affecting our business.  Other factors that could affect outcomes are set forth in our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website.  All forward-looking statements in this release are qualified by this paragraph.  Investors should not place undue reliance on forward-looking statements as a prediction of actual results.  We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

Investors:

Juris Pagrabs

Group Treasurer & Director of Investor Relations, The Shyft Group
Juris.Pagrabs@theshyftgroup.com

(517) 997-3862

Media:

Samara Hamilton

Corporate Director of Marketing and Communications, The Shyft Group

Samara.Hamilton@theshyftgroup.com

(517) 997-3860